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                [LETTERHEAD OF MERDINGER, FRUCHTER, ROSEN & CORSO]



                          INDEPENDENT AUDITOR'S CONSENT



We hereby consent to the use in this Registration Statement of eUniverse, Inc. on Form S-1/A of our report dated November 17, 1999 relating to the financial statements of Gamer's Alliance, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                   /s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                   MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                   Certified Public Accountants

New York, New York
April 14, 2000